Exhibit 4.1

REGISTRATION RIGHTS AGREEMENT

BY AND AMONG

ENERGY TRANSFER PARTNERS, L.P.

AND

NGP X US HOLDINGS, LP,

MRD MIDSTREAM LLC,

WHR MIDSTREAM LLC,

AND

CERTAIN INDIVIDUALS NAMED HEREIN

REGISTRATION RIGHTS AGREEMENT

THIS REGISTRATION RIGHTS AGREEMENT (this “Agreement”) is made and entered into as of November 1, 2016, by and among ENERGY TRANSFER PARTNERS, L.P., a Delaware limited partnership (“ETP”), and NGP X US HOLDINGS, L.P., a Delaware limited partners (“NGP”), MRD MIDSTREAM LLC, a Delaware limited liability company (“MRD Midstream”), WHR MIDSTREAM LLC, a Delaware limited liability company (“WHR Midstream”), and certain individuals named herein (collectively with NGP, MRD Midstream and WHR Midstream, the “Holders” and each individually a “Holder”).

This Agreement is made in connection with this issuance of the Common Units (as defined below) to the Holders pursuant to that certain Contribution Agreement dated as of October 24, 2016 (the “Contribution Agreement”) by and among ETP, the Holders and PennTex Midstream Partners, LLC, a Delaware limited liability company.

In consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by each party hereto, the parties hereby agree as follows:

ARTICLE I

DEFINITIONS

Section 1.01 Definitions. The terms set forth below are used herein as so defined:

“Affiliate” means a Person that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, a specified Person. A Person shall be deemed to control another Person if such first Person possesses, directly or indirectly, the power to direct, or cause the direction of, the management and policies of such other Person, whether through the ownership of voting securities, by contract or otherwise.

“Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks in the State of New York are authorized or obligated to be closed by applicable laws.

“Contribution Agreement” has the meaning specified therefor in the preamble of this Agreement.

“Commission” means the U.S. Securities and Exchange Commission.

“Common Units” means the 8,858,121 common units representing limited partner interests in ETP to be issued to the Holders pursuant to the Contribution Agreement upon closing of the transactions pursuant to the Contribution Agreement.

“Effectiveness Period” has the meaning specified therefor in Section 2.01(a).

“ETP” has the meaning specified therefor in the preamble of this Agreement.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Governmental Authority” means any executive, legislative, judicial, regulatory or administrative agency, body, commission, department, board, court, tribunal, arbitrating body or authority of the United States or any foreign country, or any state, local or other governmental subdivision thereof.

“Holder” has the meaning specified therefor in the preamble of this Agreement.

“Losses” has the meaning specified therefor in Section 2.05(a).

“MRD Midstream” has the meaning specified therefor in the preamble of this Agreement.

“NGP” has the meaning specified therefor in the preamble of this Agreement.

“Person” means any natural person, corporation, limited partnership, general partnership, limited liability company, joint stock company, joint venture, association, company, estate, trust, bank trust company, land trust, business trust, or other organization, whether or not a legal entity, custodian, trustee-executor, administrator, nominee or entity in a representative capacity and any Governmental Authority.

“Registrable Securities” means the Common Units until such time as such securities cease to be Registrable Securities pursuant to Section 1.02.

“Registration Expenses” means all expenses incident to ETP’s performance under or in compliance with this Agreement to effect the registration of Registrable Securities in a Shelf Registration, and the disposition of such securities, including, without limitation, all registration, filing, securities exchange listing, filing, qualification and other fees and expenses of complying with securities or blue sky laws, fees of the Financial Industry Regulatory Authority, transfer taxes and fees of transfer agents and registrars, all word processing, duplicating and printing expenses and the fees and disbursements of counsel and independent public accountants for ETP, including the expenses of any special audits or “comfort letters” required by or incident to such performance and compliance.

“Requisite Holders” means the majority of the Holders of the then outstanding Registrable Securities.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Selling Holder” means a Holder who is selling Registrable Securities pursuant to a Shelf Registration Statement.

“Shelf Registration” has the meaning specified therefor in Section 2.01(a).

“Shelf Registration Statement” has the meaning specified therefor in Section 2.01(a).

“WHR Midstream” has the meaning specified therefor in the preamble of this Agreement.

Section 1.02 Registrable Securities. Any Registrable Security will cease to be a Registrable Security when (a) a registration statement covering such Registrable Security has been declared effective by the Commission and such Registrable Security has been sold or disposed of pursuant to such effective Registration Statement; (b) such Registrable Security has been disposed of pursuant to any section of Rule 144 under the Securities Act (or any successor rule or regulation to Rule 144); or (c) such Registrable Security is held by ETP or one of its subsidiaries.

ARTICLE II

REGISTRATION RIGHTS

Section 2.01 Shelf Registration.

(a) Shelf Registration. ETP shall prepare and file a registration statement under the Securities Act to permit the public resale of the Registrable Securities in accordance with Section 10.3 of the Contribution Agreement. ETP shall use its reasonable best efforts to cause the Shelf Registration Statement to be effective as soon as reasonably practicable thereafter (the “Shelf Registration”); provided, however, that ETP shall not be required to effect more than one registration pursuant to this Section 2.01(a). The Shelf Registration Statement filed pursuant to this Section 2.01(a) shall be on such appropriate registration form of the Commission as shall be selected by ETP. ETP will cause the Shelf Registration Statement filed pursuant to this Section 2.01(a) to be continuously effective under the Securities Act until all Registrable Securities covered by the Shelf Registration Statement cease to be Registrable Securities pursuant to Section 1.02 (the “Effectiveness Period”). The Shelf Registration Statement, when declared effective (including the documents incorporated therein by reference), will comply as to form in all material respects with all applicable requirements of the Securities Act and the Exchange Act and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

(b) Delay Rights. Notwithstanding anything to the contrary contained herein, ETP may, upon written notice to any Selling Holder whose Registrable Securities are included in a Shelf Registration Statement, suspend such Selling Holder’s use of any prospectus which is a part of such Shelf Registration Statement (in which event the Selling Holder shall discontinue sales of the Registrable Securities pursuant to such Shelf Registration Statement) for an aggregate period of not more than ninety (90) days in a twelve-month period if ETP (i) is pursuing a financing, acquisition, merger, reorganization, disposition or other similar transaction and determines in good faith that its ability to pursue or consummate such a transaction would be materially adversely affected by any required disclosure of such transaction in the Shelf Registration Statement or (ii) has experienced some other material non-public event the non-disclosure of which at such time, in the good faith determination of ETP, would render ETP unable to comply with applicable securities laws; provided, that such suspension shall apply to all holders of registration rights with respect to common units representing limited partner interests in ETP under this Agreement or any other agreement or arrangement providing for registration rights. Upon disclosure of such information or the termination of the condition described above, ETP shall promptly (x) provide prompt notice to such Selling Holders, (y) terminate any suspension of sales it has put into effect and (z) take such other actions to permit sales of Registrable Securities pursuant to such Shelf Registration Statement as contemplated in this Agreement.

Section 2.02 Registration Procedures. In connection with its obligations contained in Section 2.01, ETP will, as expeditiously as possible:

(a) prepare and file with the Commission such amendments and supplements to the Shelf Registration Statement and the prospectus used in connection therewith as may be necessary to keep the Shelf Registration Statement effective for the Effectiveness Period and as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by the Shelf Registration Statement;

(b) furnish to each Selling Holder (i) as far in advance as reasonably practicable before filing the Shelf Registration Statement or any supplement or amendment thereto, upon request, copies of reasonably complete drafts of all such documents proposed to be filed (including furnishing or making available exhibits and each document incorporated by reference therein to the extent then required by the rules and regulations of the Commission; provided, however, that ETP shall not be required to provide copies of Current Reports on Form 8-K, Quarterly Reports on Form 10-Q, Annual Reports on Form 10-K, or other documents incorporated by reference in the Shelf Registration Statement that have been filed or furnished with the Commission), and provide each such Selling Holder the opportunity to object to any information pertaining to such Selling Holder and its plan of distribution that is contained therein and make the corrections reasonably requested by such Selling Holder with respect to such information prior to filing the Shelf Registration Statement or supplement or amendment thereto, and (ii) such number of copies of the Shelf Registration Statement and the prospectus included therein and any supplements and amendments thereto as such Persons may reasonably request in order to facilitate the public sale or other disposition of the Registrable Securities covered by such Shelf Registration Statement;

(c) if applicable, use its reasonable best efforts to register or qualify the Registrable Securities covered by the Shelf Registration Statement under the securities or blue sky laws of such jurisdictions as the Selling Holders shall reasonably request; provided that neither ETP nor any of its Affiliates will be required to qualify generally to transact business in any jurisdiction where it is not then required to so qualify or to take any action which would subject it to general service of process in any such jurisdiction where it is not then so subject;

(d) promptly notify each Selling Holder, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of (i) the filing of the Shelf Registration Statement or any prospectus or prospectus supplement to be used in connection therewith, or any amendment or supplement thereto, and, with respect to such Shelf Registration Statement, when the same has become effective; and (ii) any written comments from the Commission with respect to any filing referred to in clause (i) and any written request by the Commission for amendments or supplements to the Shelf Registration Statement or any prospectus or prospectus supplement thereto;

(e) immediately notify each Selling Holder, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of (i) the happening of any event as a result of which the prospectus or prospectus supplement contained in the Shelf Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading, in the light of the circumstances then existing; (ii) the issuance or threat of issuance by the Commission of any stop order suspending the effectiveness of the Shelf Registration Statement, or the initiation of any proceedings for that purpose; or (iii) the receipt by ETP of any notification with respect to the suspension of the qualification of any Registrable Securities for sale under the applicable securities or blue sky laws of any jurisdiction. Following the provision of such notice, ETP agrees to as promptly as practicable amend or supplement the prospectus or prospectus supplement or take other appropriate action so that the prospectus or prospectus supplement does not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, in the light of the circumstances then existing, and to take such other action as is necessary to remove a stop order, suspension, threat thereof or proceedings related thereto;

(f) furnish to each Selling Holder copies of any and all transmittal letters or other correspondence with the Commission or any other governmental agency or self-regulatory body or other body having jurisdiction (including any domestic or foreign securities exchange) relating to such offering of Registrable Securities;

(g) cause all such Registrable Securities registered pursuant to this Agreement to be listed on each securities exchange or nationally recognized quotation system on which similar securities issued by ETP are then listed;

(h) use its reasonable best efforts to cause the Registrable Securities to be registered with or approved by such other Governmental Authorities as may be necessary by virtue of the business and operations of ETP to enable the Selling Holders to consummate the disposition of such Registrable Securities;

(i) provide a transfer agent and registrar for all Registrable Securities covered by such Shelf Registration Statement not later than the effective date of such Shelf Registration Statement; and

Each Selling Holder, upon receipt of notice from ETP of the happening of any event of the kind described in subsection (e) of this Section 2.02, shall forthwith discontinue disposition of the Registrable Securities until such Selling Holder’s receipt of the copies of the supplemented or amended prospectus contemplated by subsection (e) of this Section 2.02 or until it is advised in writing by ETP that the use of the prospectus may be resumed, and has received copies of any additional or supplemental filings incorporated by reference in the prospectus, and, if so directed by ETP, such Selling Holder will deliver to ETP (at ETP’s expense) all copies in their possession or control, other than permanent file copies then in such Selling Holder’s possession, of the prospectus covering such Registrable Securities current at the time of receipt of such notice.

Section 2.03 Cooperation by Holders. ETP shall have no obligation to include in the Shelf Registration Statement Common Units of a Holder who has failed to timely furnish such information which, based upon the advice of counsel to ETP, is reasonably required in order for the Shelf Registration Statement or any prospectus or prospectus supplement thereto, as applicable, to comply with the Securities Act.

Section 2.04 Expenses. ETP shall not be responsible for legal fees incurred by any of the Holders in connection with the exercise of such Holders’ rights hereunder. ETP will pay all Registration Expenses in connection with any Shelf Registration Statement filed pursuant to Section 2.01(a), regardless of whether the Shelf Registration Statement becomes effective or any sale is made pursuant to the Shelf Registration Statement.

Section 2.05 Indemnification.

(a) By ETP. In the event of a registration of any Registrable Securities under the Securities Act pursuant to this Agreement, ETP will indemnify and hold harmless each Selling Holder thereunder, its directors and officers and each Person, if any, who controls such Selling Holder within the meaning of the Securities Act and the Exchange Act, against any losses, claims, damages, expenses or liabilities (including reasonable attorneys’ fees and expenses) (collectively, “Losses”), joint or several, to which such Selling Holder or controlling Person may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such Losses (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Shelf Registration Statement, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus, in light of the circumstances under which they were made) not misleading, and will reimburse each such Selling Holder, its directors and officers and each such controlling Person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such Loss or actions or proceedings; provided, however, that ETP will not be liable in any such case if and to the extent that any such Loss arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished by such Selling Holder or such controlling Person in writing specifically for use in the Shelf Registration Statement or any prospectus contained therein or any amendment or supplement thereof. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Selling Holder or any such director, officer or controlling Person, and shall survive the transfer of such securities by such Selling Holder.

(b) By Each Selling Holder. Each Selling Holder agrees severally and not jointly to indemnify and hold harmless ETP, its directors and officers, and each Person, if any, who controls ETP within the meaning of the Securities Act or of the Exchange Act to the same extent as the foregoing indemnity from ETP to the Selling Holders, but only with respect to information regarding such Selling Holder furnished in writing by or on behalf of such Selling Holder expressly for inclusion in the Shelf Registration Statement or any prospectus contained therein or any amendment or supplement thereof relating to the Registrable Securities; provided, however, that the liability of each Selling Holder shall not be greater in amount than the dollar amount of the proceeds received by such Selling Holder from the sale of the Registrable Securities giving rise to such indemnification.

(c) Notice. Promptly after receipt by an indemnified party hereunder of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party hereunder, notify the indemnifying party in writing thereof, but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party other than under this Section 2.05. The indemnifying party shall be entitled to participate in and, to the extent it shall wish, to assume and undertake the defense thereof with counsel reasonably satisfactory to such indemnified party and, after notice from the indemnifying party to such indemnified party of its election so to assume and undertake the defense thereof, the indemnifying party shall not be liable to such indemnified party under this Section 2.05 for any legal expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation and of liaison with counsel so selected; provided, however, that, (i) if the indemnifying party has failed to assume the defense and employ counsel or (ii) if the defendants in any such action include both the indemnified party and the indemnifying party and counsel to the indemnified party shall have concluded that there may be reasonable defenses available to the indemnified party that are different from or additional to those available to the indemnifying party, or if the interests of the indemnified party reasonably may be deemed to conflict with the interests of the indemnifying party, then the indemnified party shall have the right to select a separate counsel and to assume such legal defense and otherwise to participate in the defense of such action, with the reasonable expenses and fees of one such separate counsel (firm) and other reasonable expenses related to such participation to be reimbursed by the indemnifying party as incurred. Notwithstanding any other provision of this Agreement, no indemnified party shall settle any action brought against it with respect to which it is entitled to indemnification hereunder without the consent of the indemnifying party, unless the settlement thereof imposes no liability or obligation on, and includes a complete and unconditional release from all liability of, the indemnifying party and further, no indemnifying party shall settle any action brought against any indemnified party with respect to which such indemnified party is entitled to indemnification hereunder without the consent of such indemnified party, unless the settlement thereof imposes no liability or obligation on, and includes a complete and unconditional release from all liability of, the indemnified party.

(d) Contribution. If the indemnification provided for in this Section 2.05 is held by a court or Governmental Authority of competent jurisdiction to be unavailable to ETP or any Selling Holder or is insufficient to hold it harmless in respect of any Losses, then each such indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such Losses as between ETP on the one hand and such Selling Holder on the other hand, in such proportion as is appropriate to reflect the relative fault of ETP on the one hand and of such Selling Holder on the other in connection with the statements or omissions which resulted in such Losses, as well as any other relevant equitable considerations; provided, however, that in no event shall such Selling Holder be required to contribute an aggregate amount in excess of the dollar amount of proceeds received by such Selling Holder from the sale of Registrable Securities giving rise to such indemnification. The relative fault of ETP on the one hand and each Selling Holder on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact has been made by, or relates to, information supplied by such party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The parties hereto agree that it would not be just and equitable if contributions pursuant to this paragraph were to be determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the first sentence of this paragraph. The amount paid by an indemnified party as a result of the Losses referred to in the first sentence of this paragraph shall be deemed to include any legal and other expenses reasonably incurred by such indemnified party in connection with investigating or defending any Loss which is the subject of this paragraph. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who is not guilty of such fraudulent misrepresentation.

(e) Other Indemnification. The provisions of this Section 2.05 shall be in addition to any other rights to indemnification or contribution which an indemnified party may have pursuant to law, equity, contract or otherwise.

Section 2.06 Rule 144 Reporting. With a view to making available the benefits of certain rules and regulations of the Commission that may permit the sale of the Registrable Securities to the public without registration, ETP agrees to use its reasonable best efforts to:

(a) Make and keep public information regarding ETP available, as those terms are understood and defined in Rule 144 under the Securities Act, at all times from and after the date hereof;

(b) File with the Commission in a timely manner all reports and other documents required of ETP under the Securities Act and the Exchange Act at all times from and after the date hereof; and

(c) So long as a Holder owns any Registrable Securities, furnish to such Holder forthwith upon request a copy of the most recent annual or quarterly report of ETP, and such other reports and documents so filed as such Holder may reasonably request in availing itself of any rule or regulation of the Commission allowing such Holder to sell any such securities without registration.

Section 2.07 Transfer or Assignment of Registration Rights. The rights to cause ETP to include Registrable Securities in a Shelf Registration Statement may be transferred or assigned by a Holder to one or more transferee(s) or assignee(s) of such Registrable Securities; provided that (a) such transferee or assignee is an Affiliate of, or a direct or indirect investor in, such Holder or receives at least 20% of the Registrable Securities beneficially owned by such Holder as of the date of this Agreement, (b) ETP is given written notice prior to any said transfer or assignment, stating the name and address of each such transferee and identifying the securities with respect to which such registration rights are being transferred or assigned, and (c) each such transferee or assignee assumes in writing responsibility for its portion of the obligations of such Holder under this Agreement.

Section 2.08 Information by Holder. Any Holder or Holders of Registrable Securities included in any Shelf Registration Statement shall promptly furnish to ETP such information regarding such Holder or Holders and the distribution proposed by such Holder or Holders as ETP may reasonably request and as shall be required in connection with any registration, qualification or compliance referred to herein.

ARTICLE III

MISCELLANEOUS

Section 3.01 Communications. All notices and other communications provided for or permitted hereunder shall be made in writing via courier service or personal delivery or receipt acknowledged if sent via electronic mail:

If to ETP to:

Energy Transfer Partners, L.P.
8111 Westchester Drive, Suite 600
Dallas, Texas 75225
Attention:	General Counsel
Email:	jim.wright@energytransfer.com

With a copy, which shall not constitute notice, to:

Andrews Kurth Kenyon LLP
600 Travis, Suite 4200
Houston, Texas 77002
Attention:	G. Michael O’Leary
George J. Vlahakos
Email:	moleary@andrewskurth.com
georgevlahakos@andrewskurth.com

If to the Holders to:

The addresses listed opposite such Holder’s name on Schedule A hereto

With a copy, which shall not constitute notice, to:

Latham & Watkins LLP
811 Main Street, Suite 3700
Houston, Texas 77002
Attention:	Ryan J. Maierson
Email:	ryan.maierson@lw.com

All such notices and communications shall be deemed to have been received at the time delivered by hand, if personally delivered; when receipt acknowledged, if sent via electronic mail; and when actually received, if sent by any other means.

Section 3.02 Successor and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties, including subsequent Holders of Registrable Securities to the extent permitted herein.

Section 3.03 Assignment of Rights. All or any portion of the rights and obligations of the Holders under this Agreement may be transferred or assigned by any such Holder only in accordance with Section 2.07.

Section 3.04 Recapitalization, Exchanges, etc. Affecting the Common Units. The provisions of this Agreement shall apply to the full extent set forth herein with respect to any and all units of ETP or any successor or assign of ETP (whether by merger, consolidation, sale of assets or otherwise) which may be issued in respect of, in exchange for or in substitution of, the Registrable Securities, and shall be appropriately adjusted for combinations, recapitalizations and the like occurring after the date of this Agreement.

Section 3.05 Specific Performance. Damages in the event of breach of this Agreement by a party hereto may be difficult, if not impossible, to ascertain, and it is therefore agreed that each such Person, in addition to and without limiting any other remedy or right it may have, will have the right to an injunction or other equitable relief in any court of competent jurisdiction, enjoining any such breach, and enforcing specifically the terms and provisions hereof, and each of the parties hereto hereby waives any and all defenses it may have on the ground of lack of jurisdiction or competence of the court to grant such an injunction or other equitable relief. The existence of this right will not preclude any such Person from pursuing any other rights and remedies at law or in equity which such Person may have.

Section 3.06 Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same Agreement.

Section 3.07 Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

Section 3.08 Governing Law. This Agreement will be construed in accordance with and governed by the laws of the State of Delaware without regard to principles of conflicts of laws.

Section 3.09 Severability of Provisions. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting or impairing the validity or enforceability of such provision in any other jurisdiction.

Section 3.10 Entire Agreement. This Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein with respect to the rights granted by ETP set forth herein. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

Section 3.11 Amendment. This Agreement may be amended only by means of a written amendment signed by ETP and the Requisite Holders; provided, however, that no such amendment shall materially and adversely affect the rights of any Holder hereunder without the consent of such Holder, regardless of whether such Holder is disproportionately adversely affected compared to each other Holder.

Section 3.12 No Presumption. In the event any claim is made by a party relating to any conflict, omission, or ambiguity in this Agreement, no presumption or burden of proof or persuasion shall be implied by virtue of the fact that this Agreement was prepared by or at the request of a particular party or its counsel.

[Signature page follows]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

ENERGY TRANSFER PARTNERS, L.P.

By:	Energy Transfer Partners GP, L.P.,
its general partner

By:	Energy Transfer Partners, L.L.C.,
its general partner

By:	/s/ Thomas E. Long
Name: Thomas E. Long
Title: Chief Financial Officer

Signature Page to

Registration Rights Agreement

NGP X US HOLDINGS, LP

By:	/s/ Tony R. Weber
Name:	Tony R. Weber
Title:	Authorized Person

MRD MIDSTREAM LLC

By:	/s/ Kyle N. Roane
Name:	Kyle N. Roane
Title:	Vice President

WHR MIDSTREAM LLC

By:	/s/ Anthony Bahr
Name:	Anthony Bahr
Title:	Manager

Signature Page to

Registration Rights Agreement

KFP V, LP

By:	/s/ Thomas F. Karam
Name:	Thomas F. Karam
Title:	General Partner

/s/ Robert O. Bond
Robert O. Bond

/s/ Steven R. Jones
Steven R. Jones

/s/ Larry Thomas Stone
Larry Thomas Stone

/s/ Michael J. Moran
Michael J. Moran

/s/ Chris Staffel
Chris Staffel

/s/ Scott McAtee
Scott McAtee

/s/ Harrison F. Bolling
Harrison F. Bolling

/s/ Miroslava Massar
Miroslava Massar

Signature Page to

Registration Rights Agreement

E.T. Associates, LP

By:	Stonegate Capital Partners, LLC, its general partner.

By:	/s/ Thomas F. Karam
Name:	Thomas F. Karam
Title:	Manager

/s/ Kenneth E. Hertel
Kenneth E. Hertel

/s/ Stephen M. Moore
Stephen M. Moore

/s/ Andrea Bernatova
Andrea Bernatova

/s/ Bonny Alexy
Bonny Alexy

/s/ Luke Davis
Luke Davis

/s/ Marnie Lamb
Marnie Lamb

Signature Page to

Registration Rights Agreement

/s/ Anthony Bahr
Anthony Bahr

/s/ Michael Sherwood
Michael Sherwood

/s/ Jay Graham
Jay Graham

/s/ Paul Eschete
Paul Eschete

/s/ Steve Eckerman
Steve Eckerman

/s/ Steve Habachy
Steve Habachy

/s/ Terence Lynch
Terence Lynch

/s/ Randal Garrett
Randal Garrett

Signature Page to

Registration Rights Agreement

SCHEDULE A

HOLDERS